POWER OF ATTORNEY
Schedule 13G or Schedule 13D

Union Bank and Trust Company

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Edward P. Martinez, William J. Munn and Kari Kelly, or any of them acting singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact and agent to:
(1) prepare, execute and file with the Securities and Exchange Commission (the \"SEC\"), for and on behalf of the undersigned, in the undersigned's capacity as a beneficial owner of more than five percent of a class of security of Nelnet, Inc. (the \"Company\") which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the \"Exchange Act\"), any
Schedule 13G or Schedule 13D, and any amendments thereto, which may be required to be filed with the SEC pursuant to Section 13 of the Exchange Act and the rules thereunder as a result of the undersigned's beneficial ownership of securities of the Company and any changes therein;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such
Schedule 13G or Schedule 13D, complete and execute any amendment or amendments thereto, and timely file such Schedule with the SEC and any securities exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 13 of the Exchange Act and the rules thereunder.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file a Schedule 13G or Schedule 13D with respect to the undersigned's beneficial ownership of securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.



________________________________________


IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 17 day of August, 2005.

UNION BANK AND TRUST COMPANY


/s/ Angie Muhleisen
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Signature

Angie Muhleisen
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Name

President & CEO
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Title



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